UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2007

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information set forth in Item 7.01 below is incorporated by reference in this Item 2.02 as if fully set forth herein.

ITEM 7.01 — REGULATION FD DISCLOSURE

On November 16, 2007, Calpine Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended September 30, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”). Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

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Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 and CCAA cases, including the Company’s ability to successfully reorganize and emerge from Chapter 11; (ii) the Company’s ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) the Company’s ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of PPAs (as defined in the Monthly Operating Statement) and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) the Company’s ability to attract, retain and motivate key employees; (xiv) the Company’s ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report, and the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended September 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer

Date: November 16, 2007

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended September 30, 2007.

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EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM SEPTEMBER 1, 2007, TO SEPTEMBER 30, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$514

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (IN MILLIONS):	$3,781

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

	By:	/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer
DATE: November 16, 2007		Calpine Corporation

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DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition

2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007

2007 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007

2007 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 8, 2007

2007 Third Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 7, 2007

2007 Forms 10-Q	2007 First Quarter Form 10-Q, 2007 Second Quarter Form 10-Q and 2007 Third Quarter Form 10-Q

Acadia PP	Acadia Power Partners, LLC

APH	Acadia Power Holdings, LLC, a wholly owned subsidiary of Cleco

Bankruptcy Code	U.S. Bankruptcy Code

Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court

CalGen	Calpine Generating Company, LLC

CalGen First Lien Debt
Collectively, $235,000,000 First Priority Secured Floating Rate Notes Due 2009 issued by CalGen and CalGen Finance; $600,000,000 First Priority Secured Institutional Terms Loans Due 2009 issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans
$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt
Collectively, $640,000,000 Second Priority Secured Floating Rate Notes Due 2010 issued by CalGen and CalGen Finance; and $100,000,000 Second Priority Secured Institutional Term Loans Due 2010 issued by CalGen

CalGen Third Lien Debt
Collectively, $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 issued by CalGen and CalGen Finance; and $150,000,000 11 1/2% Third Priority Secured Notes Due 2011 issued by CalGen and CalGen Finance

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Abbreviation	Definition

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Canadian Settlement Agreement
Settlement Agreement dated as of July 24, 2007, by and between Calpine Corporation, on behalf of itself and its U.S. subsidiaries, Calpine Canada Energy Ltd., Calpine Canada Power Ltd., Calpine Canada Energy Finance ULC, Calpine Energy Services Canada Ltd., Calpine Canada Resources Company, Calpine Canada Power Services Ltd., Calpine Canada Energy Finance II ULC, Calpine Natural Gas Services Limited, 3094479 Nova Scotia Company, Calpine Energy Services Canada Partnership, Calpine Canada Natural Gas Partnership, Calpine Canadian Saltend Limited Partnership and HSBC Bank USA, National Association, as successor indenture trustee

Cash Collateral Order
Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)

CCFC	Calpine Construction Finance Company, L.P.

CCRC	Calpine Canada Resources Company, formerly Calpine Canada Resources Ltd.

CES	Calpine Energy Services, L.P.

Chapter 11	Chapter 11 of the Bankruptcy Code

Cleco	Cleco Corp.

Company	Calpine Corporation, a Delaware corporation, and subsidiaries

Convertible Notes
Calpine Corporation’s Contingent Convertible Notes Due 2014, 7 3/4% Contingent Convertible Notes Due 2015, 4 3/4% Contingent Convertible Senior Notes Due 2023 and 4% Convertible Senior Notes Due December 26, 2006

DIP Facility
The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

DIP Order	Order of the U.S. Bankruptcy Court dated March 12, 2007, approving the DIP Facility

Disclosure Statement
Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

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Abbreviation	Definition

FASB	Financial Accounting Standards Board

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

FSP	FASB Staff Position

GAAP	Generally accepted accounting principles in the U.S.

Geysers Assets	19 geothermal power plant assets located in northern California

Greenfield LP	Greenfield Energy Centre LP

LIBOR	London Inter-Bank Offered Rate

LSTC	Liabilities subject to compromise

Metcalf	Metcalf Energy Center, LLC

MW	Megawatt(s)

Non-Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that are not Calpine Debtors

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

OMEC	Otay Mesa Energy Center, LLC

Original DIP Facility
The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

Petition Date	December 20, 2005

Plan of Reorganization
Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

Plan Supplement
Supplement to Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

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Abbreviation	Definition

PPA(s)
Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

SEC	U.S. Securities and Exchange Commission

Second Priority Debt	Collectively, the Second Priority Notes and Calpine Corporation’s Senior Secured Term Loans Due 2007

Second Priority Notes
Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

SFAS	Statement of Financial Accounting Standards

SOP	Statement of Position

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

Unsecured Notes
Collectively, Calpine Corporation’s 7 7/8% Senior Notes due 2008, 7 3/4% Senior Notes due 2009, 8 5/8% Senior Notes due 2010 and 8 1/2% Senior Notes due 2011, which constitutes a portion of Calpine Corporation’s unsecured senior notes

Unsecured Noteholders	Collectively, the holders of the Unsecured Notes

U.S.	United States of America

U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)
Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

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CALPINE CORPORATION
(Debtor-in-Possession)

Index

CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in millions)
For the period from September 1, 2007, through September 30, 2007

Revenue:
Electricity and steam revenue	$473
Sales of purchased power and gas for hedging and optimization	159
Mark-to-market activities, net	(15)
Other revenue	2
Total revenue	619
Cost of revenue:
Plant operating expense	65
Purchased power and gas expense for hedging and optimization	105
Fuel expense	315
Depreciation and amortization expense	37
Operating lease expense	5
Other cost of revenue	11
Total cost of revenue	538
Gross profit	81
Sales, general and administrative expense	9
Other operating expenses	16
Income from operations	56
Interest expense	413
Interest (income)	(4)
Minority interest expense	1
Other (income) expense, net	(121)
Loss before reorganization items and income taxes	(233)
Reorganization items	(4,053)
Income before income taxes	3,820
Provision for income taxes	39
Net income	$3,781

The accompanying notes are an integral part of these
Consolidated Condensed Financial Statements.

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CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited)
(in millions)
September 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,703
Accounts receivable, net	1,047
Inventories	117
Margin deposits and other prepaid expense	395
Restricted cash, current	406
Current derivative assets	227
Assets held for sale	198
Other current assets	55
Total current assets	4,148
Property, plant and equipment, net	12,452
Restricted cash, net of current portion	155
Investments	249
Long-term derivative assets	257
Other assets	972
Total assets	$18,233
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$614
Accrued interest payable	187
Debt, current	4,875
Current derivative liabilities	280
Income taxes payable	39
Other current liabilities	466
Total current liabilities	6,461
Debt, net of current portion	3,129
Deferred income taxes, net of current portion	655
Long-term derivative liabilities	429
Other long-term liabilities	269
Total liabilities not subject to compromise	10,943
Liabilities subject to compromise	11,667
Minority interest	8
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,270
Additional paid-in capital, loaned shares	7
Additional paid-in capital, returnable shares	(7)
Accumulated deficit	(7,543)
Accumulated other comprehensive loss	(113)
Total stockholders’ deficit	(4,385)
Total liabilities and stockholders’ deficit	$18,233

The accompanying notes are an integral part of these
Consolidated Condensed Financial Statements.

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CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
For the Period from September 1, 2007, through September 30, 2007

1.  Chapter 11 Cases and Related Disclosures

General Bankruptcy Matters — Since the Petition Date, Calpine Corporation and 274 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. See Note 3 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 2 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Condensed Financial Statements included in each of our 2007 Forms 10-Q for further information regarding our Chapter 11 cases and the CCAA proceedings.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts during the pendency of our Chapter 11 cases and CCAA proceedings. Generally, pursuant to automatic stay provisions under the Bankruptcy Code and orders (which currently extend through December 20, 2007) granted by the Canadian Court, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of our existing financing obligations and anticipated exit financing and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we have implemented and continue to implement strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

Plan of Reorganization — On June 20, 2007, the U.S. Debtors filed the Plan of Reorganization with the U.S. Bankruptcy Court, together with the Disclosure Statement and portions of the Plan Supplement. The Plan of Reorganization, as well as the Disclosure Statement and Plan Supplement have been amended several times since June 20, 2007.

The Plan of Reorganization provides for the treatment of claims of creditors on a “waterfall” basis that allocates value to our creditors and shareholders in accordance with the priorities of the Bankruptcy Code. Pursuant to the Plan of Reorganization, allowed administrative claims and priority tax claims would be paid in full in cash or cash equivalents, as would allowed first and second lien debt claims. Other allowed secured claims would be reinstated, paid in full in cash or cash equivalents, or have the collateral securing such claims returned to the secured creditor. Allowed unsecured claims would receive a pro rata distribution of common stock of the reorganized Calpine Corporation; allowed unsecured convenience claims (all claims $50,000 or less) would be paid in full in cash or cash equivalents. Any remaining value after such allowed creditors’ claims have been paid would be distributed pro rata to existing holders of allowed interests (primarily holders of existing Calpine Corporation common stock) and holders of subordinated equity securities claims in the form of reorganized Calpine Corporation common stock.

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The Plan of Reorganization assumes that allowed claims plus Non-Debtor net project debt of $3.9 billion will range from $20.3 billion to $22.0 billion after completion of the claims objection, reconciliation and resolution process. However, because disputed claims, including litigation instituted by us challenging so-called “make whole,” premium, or “no-call” claims, have not yet been finally adjudicated, and our total enterprise value upon emergence has not yet been finally determined, no assurances can be given that actual recoveries to creditors and interest holders will not be materially higher or lower than proposed in the Plan of Reorganization. We intend to file an update to the valuation analysis of our total enterprise value upon emergence no later than ten days prior to the voting and objection deadline of November 30, 2007. The Disclosure Statement contains detailed information about the Plan of Reorganization, a historical profile of our business, a description of proposed distributions to creditors, and an analysis of the Plan of Reorganization’s feasibility, as well as many of the technical matters required for the exit process, such as descriptions of who will be eligible to vote on the Plan of Reorganization and the voting process itself. The information contained in the Disclosure Statement is subject to change, whether as a result of further amendments to the Plan of Reorganization, actions of third parties or otherwise.

On September 25, 2007, the U.S. Bankruptcy Court approved the adequacy of the Disclosure Statement, the solicitation and notice procedures with respect to confirmation of the Plan of Reorganization and the form of various ballots and notices in connection therewith. The U.S. Bankruptcy Court established September 27, 2007, as the record date for determining eligibility to vote on the Plan of Reorganization. We completed the distribution of solicitation packages by October 5, 2007, the deadline for distribution set by the U.S. Bankruptcy Court.

The Plan of Reorganization will become effective only if it receives the requisite approval and is confirmed by the U.S. Bankruptcy Court. The voting and objection deadline with respect to the Plan of Reorganization is scheduled for November 30, 2007, at which time we expect that our Plan of Reorganization, as it may be further amended, will be accepted and approved by our creditors. The confirmation hearing in the U.S. Bankruptcy Court is scheduled to begin on December 17, 2007. If the U.S. Bankruptcy Court confirms the Plan of Reorganization, we expect to emerge from Chapter 11 shortly thereafter. However, there can be no assurance that we will be successful in obtaining the necessary votes to approve the Plan of Reorganization, that the U.S. Bankruptcy Court will confirm the Plan of Reorganization or that it will be implemented successfully.

We had the exclusive right until August 20, 2007, to solicit acceptance of the Plan of Reorganization. The exclusivity period has expired and competing plans of reorganization may be filed by third parties.

Nothing contained in this Report is intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization, as filed or as it may be amended.

Asset Sales — In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. Asset sale activities during the month of September 2007 and through the filing of this Report, included the following:

On September 13, 2007, we completed the sale of our 50% ownership interest in Acadia PP, the owner of the Acadia Energy Center, a 1,212-MW natural gas-fired facility located near Eunice, Louisiana, to Cajun Gas Energy, L.L.C. for consideration totaling approximately $189 million consisting of $104 million in cash and the payment of $85 million in priority distributions due to Cleco (the indirect owner, through its subsidiary APH, of the remaining 50% ownership interest in Acadia PP) in accordance with the limited liability company agreement, plus the assumption by Cajun Gas Energy, L.L.C. of certain liabilities. We recorded a pre-tax loss of $6 million in September 2007.

The sale of our interest in Acadia PP did not meet the criteria for discontinued operations due to our continuing activity in the market in which this power plant operates; therefore, the results of operations for all periods prior to sale are included in our continuing operations.

Index

Assets Held for Sale — We are actively marketing two projects for which construction was suspended in 2005 due to our Chapter 11 filings. As a result, our assets held for sale consist of construction in progress of $198 million at September 30, 2007.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and gains on the sale of assets related to our restructuring activities. Our restructuring activities may result in additional charges and other adjustments for expected allowed claims, (including claims that have been allowed by the U.S. Bankruptcy Court) and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant components of reorganization items for the month ended September 30, 2007 (in millions):

Provision for expected allowed claims(1)	$(4,128)
Loss on asset sales	6
Professional fees	17
Interest (income) on accumulated cash	(6)
Other(2)	58
Total reorganization items	$(4,053)
__________

(1)
Represents our estimate of the expected allowed claims related primarily to guarantees of subsidiary obligations, the rejection or repudiation of leases and other executory contracts, and the effects of approved settlements by the U.S. Bankruptcy Court.

(2)
Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at September 30, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$3,626
Second Priority Debt(2)	3,672
Unsecured senior notes	1,880
Convertible Notes	1,824
Notes payable and other liabilities – related party	261
Accounts payable and accrued liabilities	404
Total liabilities subject to compromise	$11,667
__________

(1)
The remaining balance in the provision for expected allowed claims at September 30, 2007, represents our allowed or expected allowed claims (at current exchange rates) for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, expected allowed claims related to the rejection or repudiation of leases and other executory contracts and the results of other approved settlements. The provision for expected allowed claims was adjusted in September to record the effects of the Canadian Settlement Agreement described below.

(2)
As our total enterprise value upon emergence has not been finally determined, we have not yet concluded whether our Second Priority Debt is fully secured or undersecured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Index

Canadian Settlement Agreement — On July 30, 2007, we entered into the Canadian Settlement Agreement after the Bankruptcy Courts approved the terms of our two previously disclosed proposed settlements with the Canadian Debtors and with an ad hoc committee of holders of notes issued by our subsidiary ULC I and guaranteed by Calpine Corporation. The Canadian Settlement Agreement, which encompasses both proposed settlements, resolves virtually all major cross-border issues among the parties relating to pre-petition intercompany balances, our direct and indirect guarantees of the ULC I notes and our guarantee of the ULC II notes and related interest. The material contingencies within the Canadian Settlement Agreement were resolved by September 30, 2007. As a result, the provision for expected allowed claims in reorganization items was reduced by approximately $4.1 billion and interest expense was increased by approximately $0.3 billion on our Consolidated Condensed Statement of Operations during September 2007.

Second Priority Debt Settlement Agreement — On August 8, 2007, the U.S. Bankruptcy Court approved a settlement with the Ad Hoc Committee of Second Lien Holders of Calpine Corporation and Wilmington Trust Company as indenture trustee for the Second Priority Notes. Pursuant to the settlement, approximately $289 million of claims for make whole premiums and/or damages asserted against the U.S. Debtors by the holders of the Second Priority Debt will be replaced by a secured claim for $60 million that shall be paid in cash and an unsecured claim for $40 million. As a result, we recorded expense of $100 million to the provision for expected allowed claims in reorganization items on our Consolidated Condensed Statement of Operations during September 2007.

Convertible Notes — On August 10, 2007, the U.S. Bankruptcy Court approved our limited objection to certain claims asserted by holders of the Convertible Notes, disallowing claims seeking damages for alleged breach of “conversion rights.” The U.S. Bankruptcy Court’s decision does not affect a previous agreement to allow claims for repayment of principal and interest on the Convertible Notes.

Unsecured Notes Settlement Agreement — On October 10, 2007, the U.S. Bankruptcy Court approved the settlement agreement with the Unsecured Noteholders and the indenture trustee for such Unsecured Notes. Under the agreement, $109 million of claims for make whole premiums asserted against the U.S. Debtors were replaced with unsecured claims totaling $54 million. In addition, the U.S. Debtors have agreed to pay the reasonable professional fees incurred by the Unsecured Noteholders and the indenture trustee. As a result, we recorded expense of $54 million to the provision for expected allowed claims in reorganization items on our Consolidated Condensed Statement of Operations during September 2007.

First Priority Notes Settlement Agreement — On November 9, 2007, we filed a motion in the U.S. Bankruptcy Court to approve a settlement agreement with Law Debenture Trust Company of New York as successor indenture trustee for the First Priority Notes. Pursuant to this settlement agreement, which is subject to approval by the U.S. Bankruptcy Court, make-whole premium and damages claims asserted on behalf of the First Priority Noteholders would be allowed as claims against us in the aggregate amount of approximately $84 million plus interest at the contractual non-default rates, representing an allowed secured claim of approximately $50 million and an allowed unsecured claim of approximately $34 million. In addition, we have agreed to pay certain professional fees incurred by the First Lien Trustee up to $3.5 million. The hearing seeking approval of this settlement agreement is currently scheduled for November 27, 2007.

CalGen First Lien Debt Settlement Agreement — On November 9, 2007, we filed a motion in the U.S. Bankruptcy Court to approve a settlement agreement with the holders of the CalGen First Lien Debt as well as the indenture trustee for CalGen’s First Priority Secured Floating Rate Notes Due 2009 and the administrative agent for CalGen’s First Priority Secured Institutional Terms Loans Due 2009. Pursuant to this settlement agreement, which is subject to approval of the U.S. Bankruptcy Court, the claims for contract damages and default interest asserted on behalf of the CalGen First Lien Debt will be allowed as unsecured claims against us in the aggregate amount of approximately $50 million plus interest at the federal judgment rate, representing approximately $21 million on account of make-whole premium and damages claims and approximately $29 million on account of default interest claims. In addition, we have agreed to pay certain professional fees incurred by the CalGen First Lien Debt representatives up to $3 million and up to $684 thousand of the reasonable professional fees incurred by Whitebox Advisors LLC, as representatives of a majority of the CalGen First Lien Debtholders. The hearing seeking approval of this settlement agreement is currently scheduled for November 27, 2007.

Index

2.  Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The Consolidated Condensed Financial Statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims or court-approved settlement amounts. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K and the 2007 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Official Committee of Unsecured Creditors of Calpine Corporation, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis. See Schedule VIII for the Consolidated Condensed Statement of Cash Flows for the nine months ended September 30, 2007.

Mark-to-Market — Mark-to-market activities, net includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Of the total mark-to-market loss of $15.3 million in September 2007, there was a $13.7 million unrealized loss and a realized loss of $1.6 million. The realized loss included a non-cash gain of approximately $5.8 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2007 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

Index

4.  Recent Accounting Pronouncements

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

FASB Staff Position No. FIN 39-1

In April 2007, the FASB staff issued FSP FIN 39-1, “Amendment of FASB Interpretation No. 39.” FSP FIN 39-1 requires an entity to offset the fair value amounts recognized for cash collateral paid or cash collateral received against the fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement if the entity elects to offset fair value amounts recognized as derivative instruments. Under the provisions of this pronouncement, a reporting entity shall make an accounting decision whether or not to offset fair value amounts. The guidance in FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early application permitted. We expect that we will not elect to apply the netting provisions allowed under FSP FIN 39-1.

5.  Cash and Cash Equivalents, Restricted Cash and Commodity Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders under such project finance facilities, and the use of certain cash balances on deposit in such accounts is limited, at least temporarily, to the operations of the respective projects. At September 30, 2007, $198 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet and Statement of Cash Flows.

Index

The table below represents the components of our consolidated restricted cash as of September 30, 2007 (in millions):

	Current	Non-Current	Total
Debt service	$88	$111	$199
Rent reserve	13	—	13
Construction/major maintenance	99	22	121
Security/project reserves	151	—	151
Collateralized letters of credit and other credit support	4	—	4
Other	51	22	73
Total	$406	$155	$561

Of our restricted cash at September 30, 2007, $259 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$126
Gilroy Energy Center, LLC	30
Rocky Mountain Energy Center, LLC	30
Riverside Energy Center, LLC	29
Calpine King City Cogen, LLC	27
Metcalf Energy Center, LLC	16
Power Contract Financing III, LLC	1
$259

Commodity Margin Deposits — As of September 30, 2007, to support commodity transactions, we had margin deposits with third parties of $249 million. Counterparties had margin deposits with us of $41 million at September 30, 2007. In addition, we have granted additional first priority liens on the assets currently subject to first priority liens under the DIP Facility as collateral under certain of our power agreements, natural gas agreements and interest rate swap agreements that qualify as “eligible commodity hedge agreements” under the DIP Facility in order to reduce the cash collateral and letters of credit that we would otherwise be required to provide to the counterparties under such agreements. The counterparties under such agreements will share the benefits of the collateral subject to such first priority liens ratably with the lenders under the DIP Facility. As of September 30, 2007, our net discounted exposure under the power and natural gas agreements collateralized by such first priority liens was approximately $4 million, and our net discounted exposure under the interest rate swap agreements collateralized by such first priority liens was approximately $51 million.

6.  DIP Facility

Our $5.0 billion DIP Facility consists of a $4.0 billion first priority senior secured term loan and a $1.0 billion first priority senior secured revolving credit facility together with an uncommitted term loan facility that permits us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. The DIP Facility is priced at LIBOR plus 2.25% or base rate plus 1.25% and matures on the earlier of the effective date of a confirmed plan or plans of reorganization or March 29, 2009. We have the option to convert the DIP Facility into our exit financing, provided certain conditions are met, which would extend the maturity date to March 29, 2014. We expect the effective date of our Plan of Reorganization will be within the next twelve months; therefore, borrowings under the DIP Facility are classified as current at September 30, 2007.

On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter to fund additional credit facilities, pay associated commitment and other fees, and to amend the DIP Facility to provide for additional secured exit financing of up to $3.0 billion in addition to amounts currently available under the DIP Facility upon conversion of the DIP Facility to exit financing for a total of $8.0 billion. The amendment of the DIP Facility is subject to further conditions, including obtaining necessary approvals of lenders under the DIP Facility. The commitment to fund the additional facilities under the amended DIP Facility will expire on January 31, 2008, if certain conditions, including effectiveness of the Plan of Reorganization, are not met.

Index

The DIP Facility contains restrictions on the U.S. Debtors, including limiting their ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets or use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

Our ability to utilize the DIP Facility is subject to the DIP Order. Subject to the exceptions set forth in the DIP Order, the obligations of the U.S. Debtors under the DIP Facility are an allowed administrative expense claim in each of the loan parties’ Chapter 11 cases, and are collateralized by (i) a perfected first priority lien on, and security interest in, all present and after-acquired property of the U.S. Debtors not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance actions), (ii) a perfected junior lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected and (iii) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order.

As of September 30, 2007, there was $4.0 billion outstanding under the term loan facility, no borrowings outstanding under the revolving credit facility, and $219 million of letters of credit issued against the revolving credit facility.

Index

SCHEDULE I
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATING CONDENSED BALANCE SHEET
(Unaudited)
(in millions)
September 30, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,574	$129	$—	$1,703
Accounts receivable, net	37,685	2,696	(39,334)	1,047
Inventories	89	28	—	117
Margin deposits and other prepaid expense	366	46	(17)	395
Restricted cash, current	96	310	—	406
Current derivative assets	193	34	—	227
Assets held for sale	198	—	—	198
Other current assets	877	33	(855)	55
Total current assets	41,078	3,276	(40,206)	4,148
Property, plant and equipment, net	7,001	5,451	—	12,452
Restricted cash, net of current portion	35	120	—	155
Investments	18,936	9,815	(28,502)	249
Long-term derivative assets	210	47	—	257
Other assets	5,574	482	(5,084)	972
Total assets	$72,834	$19,191	$(73,792)	$18,233
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$748	$1,579	$(1,713)	$614
Accrued interest payable	362	49	(224)	187
Debt, current	4,983	588	(696)	4,875
Current derivative liabilities	244	36	—	280
Income taxes payable	22	17	—	39
Liabilities held for sale	—	—	—	—
Other current liabilities	375	107	(16)	466
Total current liabilities	6,734	2,376	(2,649)	6,461
Debt, net of current portion	4,987	4,330	(6,188)	3,129
Deferred income taxes, net of current portion	342	313	—	655
Long-term derivative liabilities	365	64	—	429
Other long-term liabilities	230	50	(11)	269
Total liabilities not subject to compromise	12,658	7,133	(8,848)	10,943
Liabilities subject to compromise	48,312	1	(36,646)	11,667
Minority interests	—	—	8	8
Stockholders’ equity (deficit):
Common stock	31	61	(91)	1
Additional paid-in capital	30,959	10,646	(38,335)	3,270
Accumulated equity (deficit)	(19,030)	1,376	10,111	(7,543)
Accumulated other comprehensive loss	(96)	(26)	9	(113)
Total stockholders’ equity (deficit)	11,864	12,057	(28,306)	(4,385)
Total liabilities and stockholders’ equity (deficit)	$72,834	$19,191	$(73,792)	$18,233

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index

SCHEDULE II
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in millions)
For the Period from September 1, 2007 through September 30, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$626	$211	$(364)	$473
Sales of purchased power and gas for hedging and optimization	456	—	(297)	159
Mark-to-market activities, net	(1)	(14)	—	(15)
Other revenue	35	1	(34)	2
Total revenue	1,116	198	(695)	619
Cost of revenue:
Plant operating expense	435	23	(393)	65
Purchased power and gas expense for hedging and optimization	62	45	(2)	105
Fuel expense	530	85	(300)	315
Depreciation and amortization expense	22	15	—	37
Operating plant impairments	—	—	—	—
Operating lease expense	5	—	—	5
Other cost of revenue	5	6	—	11
Total cost of revenue	1,059	174	(695)	538
Gross profit	57	24	—	81
Equipment, development project and other impairments	—	—	—	—
Sales, general and administrative expense	8	1	—	9
Other operating (income) expense	(1,722)	60	1,678	16
Income (loss) from operations	1,771	(37)	(1,678)	56
Interest expense	383	33	(3)	413
Interest (income)	(5)	(2)	3	(4)
Minority interest expense	—	—	1	1
Other (income) expense, net	(130)	9	—	(121)
Income (loss) before reorganization items and income taxes	1,523	(77)	(1,679)	(233)
Reorganization items	(4,051)	(2)	—	(4,053)
Income (loss) before income taxes	5,574	(75)	(1,679)	3,820
Provision (benefit) for income taxes	46	(7)	—	39
Net income	$5,528	$(68)	$(1,679)	$3,781

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index

SCHEDULE III
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
PAYROLL AND PAYROLL TAXES
(in millions)
For the Period from September 1, 2007 through September 30, 2007

	Employee Payroll	Employer Payroll
Gross Wages Paid(2)	Taxes Withheld(1)	Taxes Remitted(1)
$15	$4	$1

(1)	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

(2)	Gross Wages were paid by the Company on September 7, 2007, September 14, 2007, September 21, and September 28, 2007.

Index

SCHEDULE IV
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
(in millions)
For the Period from September 1, 2007, through September 30, 2007

	Amount	Amount
	Withheld/Accrued	Paid
Federal and state income taxes	$46	$—
State and local taxes:
Property	3	1
Sales and use	1	2
Franchise	—	—
Other	—	—
Total state and local taxes	4	3
Total taxes	$50	$3

Index

SCHEDULE V
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
DISBURSEMENTS BY DEBTOR
For the Period from September 1, 2007, through September 30, 2007
(in dollars)

Legal Entity	Case Number	Disbursements

Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	48
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	694
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	10,150
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	119
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	137,480
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	10,977
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,424,486
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	256,762
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	636,192
Calpine Corporation	05-60200-BRL	123,123,843
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	321,277
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	311,766,156
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	—
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	398,780
Calpine Global Services Company, Inc.	05-60246-BRL	5,909
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	63,813
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	13,084
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	82,609
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	334
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	25,206
Calpine Operating Services Company, Inc.	05-60322-BRL	36,915,967
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	78,266
Calpine Pittsburg, LLC	05-60307-BRL	4,488
Calpine Power Company	05-60202-BRL	1,504
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	4,590
Calpine Power Services, Inc.	05-60323-BRL	290,303
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	154,329
Calpine PowerAmerica-CA, LLC	05-60213-BRL	99,003
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	8,504,847
Calpine Project Holdings, Inc.	05-60324-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	15,518
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	9,968
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	7,207,909
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	344,350
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	—
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	159,187
Corpus Christi Cogeneration L.P.	05-60441-BRL	237,142
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	—
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—

Index

Legal Entity	Case Number	Disbursements

CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	439,427
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	—
CPN Telephone Flat, Inc.	05-60306-BRL	1,347
Decatur Energy Center, LLC	05-60313-BRL	460,781
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	27,967
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	1,000
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	36,351
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	2,768,592
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	117
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	111,778
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	4,747,153
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	6,181
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	2,486
Los Medanos Energy Center LLC	05-60405-BRL	85,986
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	611
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	580
Mobile Energy L L C	05-60344-BRL	4,395
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	2,204,759
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	1,142
Nissequogue Cogen Partners	05-60388-BRL	541,322
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—

Index

Legal Entity	Case Number	Disbursements

Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,121,804
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	327,667
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	611,306
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	1,107
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	2,174,403
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	579
San Joaquin Valley Energy Center, LLC	05-60413-BRL	43,447
Silverado Geothermal Resources, Inc.	06-10198-BRL	123,069
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	2,465,130
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	—
Texas City Cogeneration, L.P.	05-60434-BRL	1,340,017
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	—
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	843

Total		$513,956,637

Index

SCHEDULE VI
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES
For the Period from September 1, 2007, through September 30, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.

Index

SCHEDULE VII
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions)
For the Three and Nine Months Ended September 30, 2007

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2007
Revenue:
Electricity and steam revenue	$1,690	$4,412
Sales of purchased power and gas for hedging and optimization	540	1,357
Mark-to-market activities, net	2	5
Other revenue	7	55
Total revenue	2,239	5,829
Cost of revenue:
Plant operating expense	182	561
Purchased power and gas expense for hedging and optimization	370	1,046
Fuel expense	1,114	2,989
Depreciation and amortization expense	114	350
Operating plant impairments	—	—
Operating lease expense	15	39
Other cost of revenue	32	112
Total cost of revenue	1,827	5,097
Gross profit	412	732
Equipment, development project and other impairments	—	2
Sales, general and administrative expense	33	112
Other operating expense	12	22
Income from operations	367	596
Interest expense	602	1,176
Interest (income)	(14)	(48)
Minority interest expense	1	—
Other (income) expense, net	(127)	(134)
Loss before reorganization items and income taxes	(95)	(398)
Reorganization items	(3,940)	(3,366)
Income before income taxes	3,845	2,968
Provision (benefit) for income taxes	51	133
Net income (loss)	$3,794	$2,835

Index

SCHEDULE VIII
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
(in millions)
For the Nine Months Ended September 30, 2007

Cash flows from operating activities:
Net income (loss)	$2,835
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization(1)	420
Impairment charges	2
Deferred income taxes, net	132
Loss on sale of assets, excluding reorganization items	24
Foreign currency transaction (gain), excluding reorganization items	(2)
Gain on settlement of notes receivable	—
Mark-to-market activities, net	(5)
Non-cash derivative activities	2
Non-cash reorganization items	(3,459)
Other	5
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(316)
Other assets	19
Accounts payable, liabilities subject to compromise and accrued expenses	383
Other liabilities	53
Net cash provided by operating activities	93
Cash flows from investing activities:
Purchases of property, plant and equipment	(173)
Disposals of property, plant and equipment	32
Acquisitions, net of cash acquired	—
Disposals of investments, turbines and power plants	507
Advances to joint ventures	(73)
Return of investment in Canadian Debtors	75
Return of investment in joint ventures	104
Cash flows from derivatives not designated as hedges	(21)
Decrease in restricted cash	57
Cash effect of deconsolidation of OMEC	(29)
Other	4
Net cash provided by (used in) investing activities	483

Index

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS — (Continued)
(Unaudited)
(in millions)

Cash flows from financing activities:
Repayments of notes payable and lines of credit	$(135)
Borrowings from project financing	16
Repayments of project financing	(108)
Repayments of CalGen Secured Debt	(224)
Borrowings under DIP Facility	614
Repayments of DIP Facility	(28)
Redemptions of preferred interests	(9)
Financing costs	(81)
Other	5
Net cash provided by financing activities	50
Net increase in cash and cash equivalents, including discontinued operations cash	626
Net increase in cash and cash equivalents	626
Cash and cash equivalents, beginning of period	1,077
Cash and cash equivalents, end of period	$1,703
Cash paid (received) during the period for:
Interest, net of amounts capitalized	$926
Income taxes	$1
Reorganization items included in operating activities, net	$88
Reorganization items included in investing activities, net	$(582)
Reorganization items included in financing activities, net	$74
__________

(1)	Includes depreciation and amortization that is also recorded in sales, general and administrative expense and interest expense.

Supplemental disclosure of non-cash investing and financing activities:
DIP Facility borrowings used to extinguish the Original DIP Facility principal ($989), CalGen Secured Debt principal ($2,309), and operating liabilities ($88)	$3,386
Project financing ($159) and operating liabilities ($33) extinguished with sale of Aries Power Plant	$192
Fair value of loaned common stock returned	$138
Letter of credit draws under the CalGen Secured Debt used for operating activities	$16
Fair value of Metcalf cooperation agreement, with offsets to notes payable ($6) and operating liabilities ($6)	$12